Exhibit 10.1
AMENDMENT TWO TO THE
CONSOLIDATED EDISON, INC.
STOCK PURCHASE PLAN

Exhibit 10.1
WHEREAS, the Consolidated Edison, Inc. Stock Purchase Plan, as amended and restated as of May 19, 2014, and as further amended by Amendment One to the Stock Purchase Plan (the “Stock Purchase Plan”), provides a means for employees of Consolidated Edison, Inc.’s affiliated companies and members of their boards of directors to purchase shares of stock of Consolidated Edison, Inc.; and
WHEREAS, pursuant to Article 11, Termination and Modifications: Responsibility of Company and Plan Director, the Vice President – Human Resources has the authority to amend certain provisions of the Stock Purchase Plan to facilitate the administration of the Stock Purchase Plan; and
    WHEREAS, the Vice President – Human Resources is authorized to execute the specified amendments to the Stock Purchase Plan, her execution to be evidence conclusively of her approval thereof;
    NOW, THEREFORE, the Stock Purchase Plan is amended as set forth below:

Exhibit 10.1
1.Article I, subsection (c) shall be amended and restated in its entirety as follows, effective as of May 16, 2013:
“Agent” means Computershare Inc., or a successor or successors designated by the Plan Director to serve as Agent under this Plan.

2.Article 4, subsection (b), is amended and restated in its entirety as follows, effective as of January 1, 2021:

“Cash Payments. From time to time, but not more frequently than once during each Purchase Period, a member of the Board of Directors, or of the board of directors of a Participating Employer and who, in either case, is not otherwise an Employee, may deliver to the Agent a money order or check acceptable to, and payable to the order of, the Agent, in an amount in each case not less than $10.00, together with a direction, on a form provided by the Participating Employer or the Agent, to purchase Shares pursuant to the Plan. If such money order or check is received by the Agent from the 1st to the 15th of the Purchase Period and is cleared with good funds prior to the 25th of the Purchase Period such money order or check shall be applied during that Purchase Period. If such money order or check is received by the Agent after the 15th of the Purchase Period and is cleared with good funds prior to the 25th of the next Purchase Period such money order or check shall be applied during the next Purchase Period. If any such money order or check shall prove uncollectible, it shall not be applied to the purchase of Shares.”

Exhibit 10.1
3.Article 6, subsection (c)(i) is amended and restated in its entirety as follows, effective as of September 1, 2020:

(i)“If the Shares are newly issued or purchased from the Company, a price shall be assigned each Purchase Period for any contribution made by payroll deduction during such Purchase Period, cash contributions received through the 15th of the Purchase Period, dividends to be reinvested during such Purchase Period, if any, and any related company contributions. The price assigned to these contributions will be the closing stock price on the last business day of the Purchase Period at which Shares were traded on the New York Stock Exchange.”

4.Appendix A “Employer Contributions”, subsection (c) is amended and restated in its entirety, as follows, effective as of January 1, 2021:

(c)    “Within 10 business days after the receipt of funds from a member of the Board of Directors, or of the board of directors of a Participating Employer and who, in either case, is not otherwise an Employee, pursuant to Article 4(b) Cash Payments of the Plan, the Agent shall advise the Participating Employer of such receipt and the Participating Employer shall promptly pay over to the Agent or the Company for the Account of such director an additional amount equal to one dollar for every nine dollars contributed by such director.”
5.    Appendix B “Participating Employers”, subsection (b) and (d) are deleted in their entirety, and (b) is replaced as follows:

Exhibit 10.1
(b)    “Consolidated Edison Clean Energy Businesses, Inc., together with its subsidiaries, became a Participating Employer in the Plan as of January 1, 2017, and has determined to make contributions on behalf of its Employees.”

6.    Appendix B “Participating Employers”, subsection (e) is now subsection (d).

Except as expressly modified in accordance with the provisions of this Amendment Two to the Stock Purchase Plan, all other terms and conditions set forth in the Stock Purchase Plan will remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on this 2nd day of October, 2020.

/s/ Nancy Shannon
Nancy Shannon

Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.